As filed with the Securities and Exchange Commission on December 23, 2008
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lear Corporation
(Exact name of Registrant as specified in its charter)

Delaware	13-3386776
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
and subsidiary guarantors:
Lear Operations Corporation
Lear Seating Holdings Corp. #50
Lear Corporation EEDS and Interiors
Lear Corporation (Germany) Ltd.
Lear Automotive Dearborn, Inc.
Lear Automotive (EEDS) Spain S.L.
Lear Corporation Mexico, S. de R.L. de C.V.
(Exact name of Registrants as specified in their respective charters)

Delaware Delaware Delaware Delaware Delaware Spain Mexico	38-3265872 38-2929055 38-2446360 13-3386716 38-3384976 N.A. CIN830323-T75
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
2531
(Primary Standard Industrial Classification Code Number)

Terrence B. Larkin
Senior Vice President, General Counsel
and Corporate Secretary
Lear Corporation

21557 Telegraph Road	21557 Telegraph Road
Southfield, Michigan 48033	Southfield, Michigan 48033
(248) 447-1500	(248) 447-1500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Bruce A. Toth, Esq.
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered(1)	Registered	Per Unit	Offering Price	Registration Fee
Common stock
Preferred stock
Depository shares
Debt securities
Guarantees of debt securities (3)
Warrants to purchase common stock
Warrants to purchase preferred stock
Warrants to purchase debt securities
Total	$500,000,000 (2)	100%	$500,000,000 (2)	$19,650

(1)	In addition to any preferred stock or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock and/or common stock as may be issued upon conversion, exchange and/or redemption of the debt securities, depository shares, preferred stock or warrants, as the case may be. No separate consideration will be received for any shares of preferred stock or common stock so issued upon conversion, exchange or redemption.

(2)	Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this registration statement exceed $500,000,000, or, if any securities are issued in a currency or composite currency other than U.S. dollars, such different amount as shall result in an aggregate initial offering price of $500,000,000. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(3)	The guarantees are the full and unconditional guarantees of Lear Corporation’s obligations under certain of its debt securities by its wholly-owned subsidiaries listed above. No separate consideration will be received for the guarantees of debt securities. No additional registration fee for the guarantees will be due pursuant to Rule 457(n).

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED, DECEMBER 23, 2008

Prospectus

$500,000,000

Common Stock
Preferred Stock
Depository Shares
Debt Securities
Guarantee of Debt Securities
Common Stock Purchase Warrants
Preferred Stock Purchase Warrants
Debt Securities Purchase Warrants

WE WILL PROVIDE SPECIFIC TERMS OF THESE
SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS.

YOU SHOULD READ THIS PROSPECTUS AND ANY
SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

Our common stock is listed on the New York Stock Exchange under the trading symbol “LEA.”

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 200  .

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “Commission”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus or any applicable prospectus supplement is only correct as of their respective dates or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, all references to “Lear Corporation,” “Lear,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Lear Corporation and its subsidiaries.

ABOUT LEAR CORPORATION

Lear Corporation was incorporated in Delaware in 1987 and is one of the world’s largest automotive suppliers based on net sales. Our net sales have grown from $14.4 billion for the year ended December 31, 2002, to $16.0 billion (net sales of $15.3 billion excluding our divested interior business) for the year ended December 31, 2007. We supply every major automotive manufacturer in the world, including General Motors, Ford, BMW, Fiat, Chrysler, PSA, Volkswagen, Hyundai, Renault-Nissan, Daimler, Mazda, Toyota, Porsche and Honda.

We supply automotive manufacturers with complete automotive seat and electrical distribution systems and select electronic products. Our strategy is to continue to strengthen our market position in seating globally, to leverage our competency in electrical distribution systems and electronic components and to achieve increased scale and global capabilities in our core products. Historically, we also supplied automotive interior components and systems, including instrument panels and cockpit systems, headliners and overhead systems, door panels and flooring and acoustic systems. We have divested substantially all of the assets of this segment to joint ventures in which we hold a minority interest.

RECENT DEVELOPMENTS

The Company’s business continues to be adversely impacted by the weakness in global automotive demand and overall industry uncertainty. Lear plans on issuing its financial results for the year ended December 31, 2008 in late January 2009. The unprecedented weakness in global automotive production and extremely fluid industry environment led the Company to withdraw its full-year 2008 financial guidance on December 12, 2008. In response to the sharply lower industry production levels, Lear has implemented aggressive cost reduction actions and is actively managing its liquidity position. The Company does not currently intend to make offers of any securities covered by this registration statement until it has reported its financial results for the year ended December 31, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy any document we file at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission also are available from the Commission’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations (248) 447-1500.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained or incorporated by reference in this prospectus, including under the heading entitled “Forward-Looking Statements,” before investing in our securities. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. If any of the following risks materialize, our business, financial condition or results of operations could be materially and adversely affected. In that case, you may lose some or all of your investment.

Risks Related to Our Business

Please see the information provided under the heading “Risk Factors” of our Annual Report on Form 10-K for the most recent fiscal year end and in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference in this prospectus. Set forth below are certain material changes from the risk factors previously disclosed in our most recent Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q.

A decline in the production levels of our major customers has adversely affected our business and results of operations, and could continue to reduce our sales and harm our profitability.

Demand for our products is directly related to the automotive vehicle production of our major customers. Automotive sales and production can be affected by general economic or industry conditions, labor relations issues, fuel prices, regulatory requirements, trade agreements and other factors. In North America, the automotive industry is characterized by significant overcapacity, fierce competition and declining sales. In Europe, the market structure is more fragmented with significant overcapacity, and several of our key platforms have experienced production declines. Automotive industry conditions in North America and Europe have become increasingly challenging due to factors in the general economy. The recent turmoil in the global credit markets, along with continued reductions in housing values, volatile fuel prices and recessionary trends, have continued to negatively affect consumer vehicle demand. For the third quarter of 2008, industry production in North America declined 17% and Lear’s top fifteen platforms declined 33%, as compared to the third quarter of 2007. In Europe, industry production declined 3%, as compared to the third quarter of 2007, and Lear’s top five customers experienced an 8% production decline.

General Motors and Ford, our two largest customers, together accounted for approximately 42% of our net sales in 2007, excluding net sales to Saab, Volvo, Jaguar and Land Rover, which were affiliates of General Motors and Ford. Inclusive of their respective affiliates, General Motors and Ford accounted for approximately 29% and 21%, respectively, of our net sales in 2007. These customers have accounted for significant percentages of our net sales in 2008. Automotive production by General Motors and Ford has declined significantly between 2000 and 2008. The automotive operations of General Motors, Ford and Chrysler are experiencing significant operating losses, and these automakers are continuing to restructure their North American operations, which could have a material adverse impact on our future operating results. While we have been aggressively seeking to expand our business in the Asian market and with Asian automotive manufacturers worldwide to offset these declines, no assurances can be given as to how successful we will be in doing so. As a result, lower production levels by our major customers, particularly with respect to models for which we are a significant supplier, could materially reduce our sales and harm our profitability, thereby making it more difficult for us to make payments under our indebtedness or resulting in a decline in the value of our common stock.

The financial distress of our major customers and within the supply base could significantly affect our operating performance.

During 2007 and 2008, General Motors, Ford and Chrysler continued to lower production levels on several of our key platforms, particularly light truck platforms, in response to market demand. In addition, these customers have experienced declining market shares in North America and are continuing to restructure their North American operations in an effort to improve profitability. The domestic automotive manufacturers are also burdened with substantial structural costs, such as pension and healthcare costs, that have impacted their profitability and labor relations. Several other global automotive manufacturers are also experiencing operating and profitability issues as well as labor concerns. In this environment, it is difficult to forecast future customer production schedules, the potential for labor disputes or the success or sustainability of any strategies undertaken by any of our major customers in response to the current industry environment. This environment may also put additional pricing pressure on their suppliers, like us, to reduce the cost of our products, which would reduce our margins. In addition, cuts in production schedules are also sometimes announced by our customers with little advance notice, making it difficult for us to respond with corresponding cost reductions.

Given the difficult environment in the automotive industry, there is an increased risk of bankruptcies or similar events among our customers. Each of General Motors and Chrysler has reported severe liquidity concerns and the potential inability to meet short-term cash funding requirements. These domestic automakers are currently seeking funding support from the U.S. federal government in light of the economic and credit crisis and its impact on the automotive industry. Proposed legislation that allowed for U.S. governmental funding support failed to obtain the requisite vote in the United States Senate on December 11, 2008. Representatives of the domestic automotive industry are continuing discussions with U.S. governmental officials about possible government funding support through the Troubled Asset Relief Program adopted in October 2008. Notwithstanding any federal support provided to the domestic automotive industry, the financial prospects of certain of our significant customers remain highly uncertain. It is also uncertain the extent, if any, to which any such federal support would be made available directly to automotive suppliers. Further, the terms and conditions of any funding support provided by the U.S. government could have a material adverse effect on our business, financial condition and results of operations.

Our supply base has also been adversely affected by industry conditions. Lower production levels for our key customers and increases in certain raw material, commodity and energy costs during 2007 and 2008 have resulted in severe financial distress among many companies within the automotive supply base. Several large suppliers have filed for bankruptcy protection or ceased operations. Unfavorable industry conditions have also resulted in financial distress within our supply base and an increase in commercial disputes and the risk of supply disruption. In addition, the adverse industry environment has required us to provide financial support to distressed suppliers or take other measures to ensure uninterrupted production. While we have taken certain actions to mitigate these factors, we have offset only a portion of their overall impact on our operating results. The continuation or worsening of these industry conditions would adversely affect our profitability, operating results and cash flow.

We have substantial indebtedness, which could restrict our business activities.

As of September 27, 2008, we had $2.3 billion of outstanding indebtedness. Industry conditions continue to evolve rapidly, and we are unable to predict the actions we may be required to take in order to maintain our strong cash position and access to liquidity in response to these evolving conditions. We are permitted by the terms of our debt instruments to incur substantial additional indebtedness, subject to the restrictions therein. Our inability to generate sufficient cash flow to satisfy obligations under our debt agreements, or to refinance our debt obligations on commercially reasonable terms, would have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness has or could:

•	make it more difficult for us to satisfy our obligations under our indebtedness;

•	limit our ability to borrow money for working capital, capital expenditures, debt service requirements or other corporate purposes;

•	require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to respond to business opportunities; and

•	subject us to financial and other restrictive covenants, the failure of which to satisfy could result in a default under our indebtedness. In the case of a default, we would be required to seek a waiver or amendment from the lenders under our debt agreements. We are unable to provide assurance that we would be able to obtain such a waiver or amendment on commercially reasonable terms or at all.

Significant changes in discount rates, actual investment return on pension assets, and other factors could affect our earnings, equity and pension contributions.

Our earnings may be positively or negatively impacted by the amount of income or expense recorded for our qualified pension plan. Accounting principles generally accepted in the United States require that income or expense for the pension plan be calculated at the annual measurement date using actuarial assumptions and calculations. These calculations reflect certain assumptions, the most significant of which relate to the capital markets, interest rates and other economic conditions. Changes in key economic indicators can change the assumptions. These assumptions, along with the actual value of assets at the measurement date, will drive the pension expense for the year. Although GAAP expense and pension contributions are not directly related, the key economic factors that affect GAAP expense also affect the amount of cash that we would contribute to the pension plan. As a result of current economic instability, the investment portfolio of our pension plan has experienced volatility and a decline in fair value. Because the values of these pension plan investments have and will fluctuate in response to changing market conditions, the amount of gains or losses that will be recognized in subsequent periods and the impact on the funded status of the pension plan and future minimum required contributions, if any, could have a material adverse effect on our liquidity, financial conditions and results of operations, but such impact cannot be determined at this time.

Impairment charges relating to our goodwill and long-lived assets may have a material adverse effect on our earnings and results of operations.

We regularly monitor our goodwill and long-lived assets for impairment indicators. In conducting our goodwill impairment testing, we compare the fair value of each of our reporting units to the related net book value. In conducting our impairment analysis of long-lived assets, we compare the undiscounted cash flows expected to be generated from the long-lived assets to the related net book value. Changes in economic or operating conditions impacting our estimates and assumptions could result in the impairment of our goodwill or long-lived assets. In the event that we determine our goodwill or long-lives assets are impaired, we may be required to record a significant charge to earnings in our financial statements that would materially adversely impact our results of operations. For example, on December 22, 2008, we concluded that we would incur non-cash impairment charges with respect to our equity investment in International Automotive Components Group North America, LLC and real estate property located in Dearborn, Michigan. We currently estimate that the aggregate charge to earnings will be approximately $50 million, although a final determination of the actual amounts of the impairment charges to be recorded in the Company’s financial results for the fiscal year ending December 31, 2008 in accordance with GAAP has not yet been made. Other impairment charges, for the fiscal year ending December 31, 2008 or in the future, may also adversely affect our results of operations.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 29, 2008, June 28, 2008 and September 27, 2008; and

•	Current Reports on Form 8-K and 8-K/A (other than information furnished therein), as filed with the Commission on January 31, 2008, February 11, 2008, February 19, 2008, May 9, 2008, June 26, 2008, July 3, 2008, July 11, 2008, August 12, 2008, November 4, 2008, November 12, 2008, November 26, 2008 and December 23, 2008.

All documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the Commission will automatically update and may replace information previously filed with the Commission.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations (248) 447-1500.

Information contained on our website, http://www.lear.com, is not a prospectus and does not constitute part of this prospectus.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions identify these forward-looking statements. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to business opportunities, awarded sales contracts, sales backlog and on-going commercial arrangements or statements expressing views about future operating results, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	general economic conditions in the markets in which we operate, including changes in interest rates or currency exchange rates;

•	the financial condition of our customers or suppliers;

•	changes in actual industry vehicle production levels from our current estimates;

•	fluctuations in the production of vehicles for which we are a supplier;

•	the loss of business with respect to, or the lack of commercial success of, a vehicle model for which we are a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles;

•	disruptions in the relationships with our suppliers;

•	labor disputes involving us or our significant customers or suppliers or that otherwise affect us;

•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;

•	the outcome of customer negotiations;

•	the impact and timing of program launch costs;

•	the costs, timing and success of restructuring actions;

•	increases in our warranty or product liability costs;

•	risks associated with conducting business in foreign countries;

•	competitive conditions impacting our key customers and suppliers;

•	the cost and availability of raw materials and energy;

•	our ability to mitigate increases in raw material, energy and commodity costs;

•	the outcome of legal or regulatory proceedings to which we are or may become a party;

•	unanticipated changes in cash flow, including our ability to align our vendor payment terms with those of our customers;

•	our ability to access capital markets on commercially reasonable terms;

•	our ability in a challenging business environment to continue to comply with financial and restrictive covenants in our debt agreements;

•	the results of our periodic impairment analysis of goodwill and long-lived assets;

•	other risks described from time to time in our Securities and Exchange Commission filings; and

•	those items identified under “Risk Factors” in any prospectus supplement.

Future operating results will be based on various factors, including actual industry production volumes, commodity prices and our success in implementing our operating improvement plan.

All forward-looking statements in this prospectus are made as of the date hereof, and we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include:

•	the repayment or refinancing of debt,

•	investments in or extensions of credit to our subsidiaries,

•	working capital,

•	capital expenditures, or

•	the financing of possible acquisitions or business expansion.

The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months	Nine Months
	Ended	Ended	Year Ended December 31,
	September 27, 2008	September 29, 2007	2007	2006	2005	2004	2003
	(In millions, except ratio of earnings to fixed charges)

Income (loss) before provision (benefit) for income taxes, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and cumulative effect of a change in accounting principle	$97.6	$298.1	$323.2	$(653.4)	$(1,128.6)	$564.3	$534.4
Fixed charges(1)	167.2	178.0	235.9	254.4	228.6	207.2	226.4
Distributed income of affiliates	4.1	1.6	7.3	1.6	5.3	3.2	8.7

Earnings(2)	$268.9	$477.7	$566.4	$(397.4)	$(894.7)	$774.7	$769.5

Interest expense	$139.5	$150.3	$199.2	$209.8	$183.2	$165.5	$186.6
Portion of lease expense representative of interest	27.7	27.7	36.7	44.6	45.4	41.7	39.8

Fixed charges(1)	167.2	$178.0	$235.9	$254.4	$228.6	$207.2	$226.4

Ratio of Earnings to Fixed Charges(3)	1.6	2.7	2.4	—	—	3.7	3.4
Fixed Charges in Excess of Earnings	$—	$—	$—	$651.8	$1,123.3	$—	$—

(1)	“Fixed charges” consist of interest on debt, amoritization of deferred financing fees and that portion of rental expenses representative of interest.

(2)	“Earnings” consist of income (loss) before provision for income taxes, minority interest in consolidated subsidiaries, equity in the undistributd net (income) loss of affiliates, fixed charges and cumulative effect of a change in accounting principle.

(3)	Earnings in 2006 and 2005 were not sufficient to cover fixed charges by $651.8 million and $1,123.3 million, respectively. Accordingly, such ratios are not presented.

THE SECURITIES WE MAY OFFER

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer from time to time up to $500,000,000 of any of the following securities, either separately or in units:

•	Common stock (issuable separately or upon conversion, exchange or redemption of warrants, debt securities or preferred stock);

•	Preferred stock;

•	Depository shares;

•	Senior debt, senior subordinated debt or subordinated debt, which we may issue in one or more series and which may include guarantees of the debt securities by one or more of our subsidiaries (collectively, the “debt securities”);

•	Warrants to purchase common stock;

•	Warrants to purchase preferred stock; and

•	Warrants to purchase debt securities.

Description of Common Stock

We may, at our option, elect to offer common stock. The following description of our common stock is only a summary. We encourage you to read our Amended and Restated Certificate of Incorporation, as amended, and our by-laws, copies of which have been filed with the Commission. These document are also incorporated by reference into this prospectus. As of the date of this prospectus, we are authorized to issue up to 150,000,000 shares of common stock, par value $0.01 per share. As of November 30, 2008, there were 77,356,120 shares of common stock outstanding.

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, subject to preferences of any preferred stock that may be issued in the future. Our common stock does not have cumulative voting rights. Except as may be provided in connection with our preferred stock or as otherwise may be required by law or our Amended and Restated Certificate of Incorporation, our common stock is the only capital stock entitled to vote in the election of directors.

Subject to preferences of any preferred stock that may be issued in the future, the holders of our common stock are entitled to receive such dividends and distributions as may be lawfully declared by our board of directors. We are currently restricted under the terms of our primary credit facilities from paying dividends above certain limited amounts to holders of our common stock. In the event of a liquidation, dissolution or winding up of our company, whether voluntarily or involuntarily, holders of our common stock are entitled to receive pro rata all of the assets of our company available for distribution after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders, if any, of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered, when issued, will be fully paid and non-assessable. Our common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of our authorized common stock as it is authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon Trust Company, N.A., located in Chicago, Illinois.

Listing

Our common stock is listed for trading on the New York Stock Exchange under the symbol “LEA.”

Description of Preferred Stock

We have the authority to issue up to 15,000,000 shares of preferred stock, par value $0.01 per share. As of November 30, 2008, there were no shares of preferred stock outstanding. We will file a copy of the certificate of designation that contains the terms of each series of preferred stock with the Securities and Exchange Commission each time we issue a series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

Our board of directors has been authorized to provide for the issuance of shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share of preferred stock if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not presently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Description of Depository Shares

General

We may, at our option, elect to offer receipts (“depository receipts”) for depository shares, each of which will represent a fractional interest in a share of a particular series of a class of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series of each class represented by depository shares will be deposited with a bank or trust company selected by us under a deposit agreement (a “deposit agreement”) among us, the depository and the holders from time to time of the depository receipts. The depository will be the transfer agent, registrar and dividend disbursing agent for the depository shares. Subject to the terms of the deposit agreement, each owner of a depository receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of preferred stock represented by the depository shares evidenced by such depository receipt, to all the rights and preferences of the preferred stock represented by such depository shares (including dividend, voting, conversion, redemption and liquidation rights).

The depository shares will be evidenced by depository receipts issued pursuant to the applicable deposit agreement. Holders of depository receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depository shares contained in this prospectus is not complete. For the complete terms of the depository shares, you should refer to the forms of the deposit agreement, our Amended and Restated Certificate of Incorporation, as amended, and the certificate of amendment for the applicable series of preferred stock that will be filed with the Commission in connection with an offering of depository shares.

Dividends and other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of the depository receipts evidencing the related depository shares in proportion to the number of such depository receipts owned by those holders on the relevant record date.

In the event of a distribution other than in cash, the depository will distribute property received by it to the record holders of depository receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depository, unless the depository determines that it is not feasible to make such distribution, in which case the depository may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Owners of depository shares are entitled, upon surrender of the depository receipts at the corporate trust office of the depository (unless the related depository shares have been previously called for redemption) and payment of any unpaid amounts due the depository, to receive the number of whole shares of preferred stock underlying the depository shares. Holders of depository receipts will be entitled to receive whole shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depository share as specified in the applicable prospectus supplement. Partial shares of preferred stock will not be issued. Such holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depository receipts evidencing depository shares for the preferred stock.

Redemption of Depository Shares

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depository shares representing the preferred stock so redeemed. The redemption price per depository share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all of the depository shares are to be redeemed, the depository shares to be redeemed will be selected by the depository by lot.

After the date fixed for redemption, the depository shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depository receipts evidencing the depository shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depository receipts were entitled upon such redemption upon surrender thereof to the preferred stock depository.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depository will mail the information contained in such notice of meeting to the record holders of the depository receipts underlying the preferred stock. Each record holder of depository receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying such holder’s depository shares. The depository will try as far as practicable to vote the amount of preferred stock underlying such depository shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the depository in order to enable the depository to do so. The depository will abstain from voting the amount of preferred stock represented by such depository shares to the extent it does not receive specific instructions from the holders of depository receipts.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of a depository receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depository share evidenced by such depository receipt, as set forth in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depository receipt evidencing the depository shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depository. However, any amendment that materially and adversely alters the rights of the holders of depository receipts will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depository shares evidenced by the depository receipts then outstanding.

The deposit agreement will automatically terminate if:

•	all outstanding depository shares have been redeemed;

•	there is a final distribution in respect of the preferred stock and such distribution is made to the holders of depository receipts; or

•	each related share of preferred stock is converted into our capital stock not so represented by depository shares.

Charges of Depository

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depository in connection with the performance of its duties under the deposit agreement. However, holders of the depository receipts will pay the fees and expenses of the depository for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depository, any such resignation or removal to take effect upon the appointment of a successor depository. A successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depository will forward to holders of depository receipts any reports and communications from us that are received by the depository with respect to the related preferred stock. In addition, the depository will make available for inspection by holders of depository receipts at the principal office of the depository, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depository as the holder of preferred stock.

Neither us nor the depository will be liable if either us or it is prevented from or delayed in, by law or any circumstances beyond our control, performing our or their obligations under the deposit agreement. Our obligations and the obligations of the depository under the deposit agreement will be limited to performance in good faith and without gross negligence or willful misconduct of our respective duties, and will not be obligated to prosecute or defend any legal proceeding in respect of any depository receipts or depository shares unless satisfactory indemnity is furnished. We and the depository may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depository receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depository shall receive conflicting claims, requests or instructions from any holders of depository receipts, on the one hand, and us, on the other hand, the depository shall be entitled to act on such claims, requests or instructions received from us.

Description of the Debt Securities

We expect the following description of certain general terms and provisions will generally apply to any debt securities we may offer. “Debt securities” may include senior debt, senior subordinated debt or subordinated debt. The debt securities may be guaranteed on either a senior, senior subordinated or unsecured basis by certain subsidiaries of Lear, including Lear Operations Corporation, Lear Seating Holdings Corp. #50, Lear Corporation EEDS and Interiors, Lear Corporation (Germany) Ltd., Lear Automotive Dearborn, Inc., Lear Automotive (EEDS) Spain S.L., Lear Corporation Mexico, S. de R.L. de C.V. and such other subsidiaries that from time to time may become subsidiary guarantors under one or more indentures. The particular terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which such general provisions do not apply to the debt securities will be described in the prospectus supplement relating to such debt securities.

We may issue debt securities from time to time in one or more series under one or more indentures and any indentures supplemental thereto (collectively, the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee, unless we identify a different trustee in the applicable prospectus supplement (the “trustee”). The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the indenture. The following summary of certain provisions of the indenture is not complete and we refer you to the forms of the indenture, including definitions included in the indenture of certain terms used below, copies of which have been filed as exhibits to the Registration Statement.

For purposes of this section, “Description of Debt Securities,” only, references to “Lear” are only to Lear Corporation and not its subsidiaries.

General

We may, at our option, issue debt securities in one or more series from time to time. The following summaries set forth certain general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•	the title and ranking;

•	the aggregate principal amount and any limit on such amount;

•	the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued;

•	maturity date or dates, or the method for determining such date or dates;

•	interest rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined;

•	the date or dates, or the method for determining such date or dates, from which any such interest will accrue, and the dates on which any such interest will be payable;

•	the place or places where the principal of and interest, if any, on such debt securities will be payable, and where such debt securities may be surrendered for registration of transfer or exchange;

•	conversion features;

•	redemption or early repayment provisions;

•	sinking fund repayment provisions;

•	authorized denominations;

•	any applicable subordination provisions;

•	any guarantees of such securities by our subsidiaries or others;

•	the currency, currencies or currency units in which such debt securities are denominated and payable, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;

•	additions to or changes in the Events of Default or covenants of Lear with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

•	form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

•	the person to whom and manner in which any interest shall be payable;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depository for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which such exchanges may be made;

•	the securities exchange(s) on which the securities will be listed;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	if not listed on a securities exchange and no underwriter(s) intend(s) to make a market in the securities, the nature of the exchange market for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	the form (certificated or book-entry);

•	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

•	additional terms not inconsistent with the provisions of the indenture for any series of debt securities.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate below the market rate at the time of issuance. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. In such cases, all material United States federal income tax and other considerations applicable to any such series will be described in the applicable prospectus supplement.

We may issue debt securities where the purchase price or amount of principal and/or interest payable is denominated in a foreign currency, currencies or units. The restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency, currencies or units will be set forth in the applicable prospectus supplement.

We will comply with Section 14(e) under the Securities Exchange Act, to the extent applicable, and any other tender offer rules under the Securities Exchange Act which may then be applicable, in connection with any obligation of Lear to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Status of Debt Securities

We expect the following provisions will generally apply to debt securities, unless we specify otherwise in the applicable prospectus supplement.

The senior debt securities will rank equally with all of our other unsecured and unsubordinated senior indebtedness.

The senior subordinated debt securities will be subordinate in right of payment to all of our Senior Indebtedness. With respect to any series of senior subordinated debt securities, “Senior Indebtedness” will mean all Indebtedness (present or future) created, incurred, assumed or guaranteed by us (and all renewals, extensions or refundings thereof), unless the instrument under which such Indebtedness is created, incurred, assumed or guaranteed provides that such Indebtedness is not senior or superior in right of payment to the debt securities. Senior Indebtedness shall not include (i) any Indebtedness to any of our Subsidiaries, (ii) any trade payables or (iii) any liability for federal, state, local or other taxes owed or owing by us.

The subordinated debt securities will be subordinate in right of payment to all of our Senior Indebtedness. With respect to any series of subordinated debt securities, Senior Indebtedness of the Company will mean all Senior Indebtedness (as defined above) and all indebtedness under any senior subordinated debt securities.

Upon any payment or distribution of assets or securities of Lear due to any dissolution, winding up, total or partial liquidation or reorganization or in bankruptcy, insolvency, receivership or other proceeding, the payment of the principal of and interest on the senior subordinated debt securities or the subordinated debt securities will be subordinated in right of payment to any obligations in respect of Senior Indebtedness. No payment may be made on the senior subordinated debt securities or the subordinated debt securities in the event of (i) a default in payment or the acceleration of maturity of Senior Indebtedness with a lending commitment or an aggregate principal amount outstanding in excess of the amount set forth in the applicable prospectus supplement or (ii) while any judicial proceeding is pending with respect to a default on Senior Indebtedness with a lending commitment or an aggregate principal amount outstanding in excess of the amount set forth in the applicable prospectus supplement (of which the trustee has received written notice), until such default shall have been cured or waived.

By reason of such subordination, in the event of our insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the senior subordinated debt securities or subordinated debt securities, as applicable, having a claim pursuant to the senior subordinated debt securities or subordinated debt securities, as applicable, may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default (an “Event of Default”) in respect of the senior subordinated debt securities or the subordinated debt securities. The applicable prospectus supplement may modify or set forth additional rights that holders of Senior Indebtedness may have against holders of senior subordinated debt securities and subordinated debt securities.

If we offer debt securities, the applicable prospectus supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of the most recent practicable date that by the terms of such debt securities would be senior to such debt securities. The applicable prospectus supplement will also set forth any limitation on our issuance of any additional Indebtedness, including Senior Indebtedness.

Our debt securities will be direct, unsecured obligations. Creditors of our subsidiaries are entitled to a claim on the assets of such subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us and holders of our debt securities, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Exchange, Registration, Transfer and Payment

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange of and the transfer of debt securities will be registerable, at the office of the trustee or at any other office or agency we maintain for such purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charge payable in connection therewith.

Global Debt Securities

We expect the following provisions to apply to all debt securities, unless we indicate otherwise in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the “global securities”) that will be deposited with a depository we will identify in a prospectus supplement. Each global security will be deposited with the depository and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

No global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depository, unless:

•	the depository has notified us that it is unwilling or unable or is no longer qualified to continue as depository,

•	we order the trustee that such global security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or

•	other circumstances, if any, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depository may direct. The specific terms of the depository arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depository will be represented by a global security registered in the name of such depository or its nominee. Upon the issuance of such global security, and the deposit of such global security with the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository or its nominee (“participants”). The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us.

Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for such global security or by participants or persons that hold through participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

So long as the depository, or its nominee, is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depository or its nominee as the registered owner or bearer as the case may be of the global security representing such debt securities. Each person owning a beneficial interest in such global security must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depository will authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium, if any, of and interest on such debt security, on or after the respective due dates expressed or provided for in such debt security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depository for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within 90 days, we will issue debt securities of such series in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the global securities representing debt securities of such series.

Covenants

Limitation on Liens

Except as set forth in the applicable prospectus supplement, the indenture will provide that, with respect to each series of debt securities, we will not, nor will we permit any of our Subsidiaries to, create, incur, or permit to exist, any Lien on any of our or their respective properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, without effectively providing that such series of debt securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

•	Permitted Liens;

•	Liens securing obligations under Lear’s senior credit facilities in an amount not to exceed $3.0 billion at any one time outstanding less the amount of liens securing our senior notes that mature in 2014;

•	Liens securing our senior notes that mature in 2014;

•	Liens on receivables subject to a Receivable Financing Transaction;

•	Liens arising in connection with industrial development bonds or other industrial development, pollution control or other tax-favored or government-sponsored financing transactions;

•	Liens granted after the Closing Date on any assets or properties of Lear or any of our Subsidiaries securing Indebtedness of Lear created in favor of the holders of such series;

•	Extensions, renewals, and replacements of any Lien described above; and

•	Other Liens in respect of Indebtedness of Lear and our Subsidiaries in an aggregate principal amount at any time not exceeding 10% of Consolidated Assets at such time.

Limitation on Sale and Lease-Back Transactions

Except as set forth in the applicable prospectus supplement, the indenture will provide that, with respect to each series of debt securities, Lear will not, nor will we permit any of our Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any property or asset, whether now owned or hereafter acquired, of Lear or any of our Subsidiaries, except such transactions:

•	entered into prior to the Closing Date;

•	for the sale and leasing back of any property or asset by a Subsidiary of Lear to Lear or any other Subsidiary of Lear;

•	involving leases for less than three years; or

•	in which the lease for the property or asset is entered into within 120 days after the later of the date of acquisition, completion of construction or commencement of full operations of such property or asset unless:

(a) Lear or such Subsidiary would be entitled under the “Limitation on Liens” covenant above to create, incur, assume or permit to exist a Lien on the assets to be leased in an amount at least equal to the Attributable Value in respect of such transaction without equally and ratably securing the debt securities of that series, or

(b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase, acquisition, construction or refurbishment of assets or to the repayment of Indebtedness of Lear or any of our Subsidiaries which on the date of original incurrence had a maturity of more than one year.

Certain Definitions

Except as set forth in the applicable prospectus supplement, the following terms shall have the meanings set forth below.

“Attributable Value” means in connection with a sale and lease-back transaction, the lesser of (a) the fair market value of the assets subject to such transaction and (b) the present value (discounted at a rate per annum equal to the rate of interest implicit in the lease involved in such sale and lease-back transaction, as determined in good faith by us) of the obligations of the lessee for rental payments during the term of the related lease.

“Closing Date” means the date of the indenture.

“Consolidated Assets” means at a particular date, all amounts which would be included under total assets on a consolidated balance sheet of Lear and its Subsidiaries as at such date, determined in accordance with generally accepted accounting principles.

“Indebtedness” of a person means all obligations which would be treated as liabilities upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing).

“Permitted Liens” means:

•	Liens for taxes not yet due which are being contested in good faith by appropriate proceedings;

•	statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, suppliers or other like Liens arising in the ordinary course of business;

•	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith and deposits securing liabilities to insurance carriers under insurance and self-insurance programs;

•	Liens, other than any Lien imposed by ERISA, incurred on deposits to secure the performance of bids, trade contracts, other than for borrowed money, leases, statutory obligations, surety and appeal bonds, performance bonds, letters of credit for customs purposes, workers’ compensation, unemployment insurance, utility payments and other obligations of a like nature incurred in the ordinary course of business;

•	easements, rights-of-way, restrictions and other similar encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of the business of Lear and our Subsidiaries taken as a whole;

•	attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

•	Liens securing obligations, other than obligations representing indebtedness for borrowed money, under operating, reciprocal easement or similar agreements entered into in the ordinary course of business;

•	statutory Liens and rights of offset arising in the ordinary course of business of Lear and our Subsidiaries;

•	Liens in connection with leases or subleases granted to others and the interest or title of a lessor or sublessor, other than Lear or any of its Subsidiaries, under any lease;

•	Liens securing indebtedness in respect of interest rate agreement obligations or currency agreement obligations or commodity hedging agreements entered into to protect against fluctuations in interest rates or exchange rates or commodity prices and not for speculative reasons; and

•	Liens existing as of the Closing Date.

“Receivable Financing Transaction” means any transaction or series of transactions involving a sale for cash of accounts receivable, without recourse based upon the collectibility of the receivables sold, by Lear or any of its Subsidiaries to a Special Purpose Subsidiary and a subsequent sale or pledge of such accounts receivable, or an interest therein, by such Special Purpose Subsidiary, in each case without any guarantee by Lear or any of its Subsidiaries, other than the Special Purpose Subsidiary.

“Special Purpose Subsidiary” means any wholly owned Subsidiary of Lear created by Lear for the sole purpose of facilitating a Receivable Financing Transaction.

“Subsidiary” of any person means:

•	a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person or by such person and a subsidiary or subsidiaries of such person or by a subsidiary or subsidiaries of such person, or

•	any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such persons, at the time, directly or indirectly, owns at least a majority voting interest under ordinary circumstances.

Certain Other Covenants

With respect to any series of senior subordinated debt securities, we will agree not to issue indebtedness which is subordinated in right of payment to any of our other indebtedness and which is not expressly made to rank equally with, or subordinate and junior in right of payment to, the senior subordinated debt securities.

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any other covenants that limit or restrict the business or operations of Lear or any of our Subsidiaries, the pledging of the assets of Lear or any of our Subsidiaries or the incurrence of indebtedness by us or any of our Subsidiaries.

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities. Other than the covenants included in the indenture as described above or as described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing holders of debt securities additional protection in the event of a highly leveraged transaction, a recapitalization transaction or a change of control of our company.

The covenants described in this prospectus or in a prospectus supplement may apply to all of our Subsidiaries or to only those Subsidiaries that are defined as “restricted,” in each case as set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Except as set forth in the applicable prospectus supplement, the indenture will provide that Lear shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person unless:

•	the person formed by or surviving any such consolidation or merger (if other than Lear), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•	the person formed by or surviving any such consolidation or merger (if other than Lear), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes all of our obligations under the debt securities and the indenture; and

•	immediately after such transaction, and giving effect thereto, no Default (as defined in the indenture) or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another person or acquire by purchase or otherwise all or any part of the property or assets of any other corporation or person in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will constitute Events of Default under the indenture with respect to debt securities of any series:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

•	failure to pay any interest on any debt security of that series when due, and the Default continues for 30 days;

•	failure by Lear or any guarantor to comply with any of our other agreements in the debt securities of that series or in the indenture, and the Default continues for a period of 60 days after either the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series have given us written notice as provided in the indenture;

•	any guarantee of the notes of such series ceases to be in full force and effect or any guarantor denies or disaffirms its obligations under its guarantee of the notes of such series, except, in each case, in connection with a permitted release of a guarantee;

•	the nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of the Company or any of its significant subsidiaries (the unpaid principal amount of which is not less than $50,000,000), which default results in the acceleration of the maturity of such Indebtedness prior to its stated maturity or occurs at the final maturity thereof and such acceleration has not been rescinded, annulled, repaid or cured, within 30 days after either the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series have given us written notice as provided in the indenture; or

•	certain events of bankruptcy, insolvency or reorganization.

If an Event of Default with respect to outstanding debt securities of any series (other than an Event or Default relating to certain events of bankruptcy, insolvency or reorganization, in which case the unpaid principal amount of, and any accrued and unpaid interest on, all debt securities of that series are due and payable immediately) shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice, as provided in the indenture, may declare the unpaid principal amount of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Amendment, Supplement and Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in such performance.

Discharge of Indenture and Defeasance

Except as otherwise set forth in the applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•	we irrevocably deposit with the trustee funds or United States government obligations in an amount certified to be sufficient (without reinvestment thereof) to pay at maturity all outstanding debt securities of such series, including all interest thereon other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid;

•	all outstanding debt securities of such series have been delivered (other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid) to the trustee for cancellation; or

•	all outstanding debt securities of any series have become due and payable whether at stated maturity, early redemption or otherwise, and in any case we have paid all other sums payable under the indenture.

In addition, we may terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture if:

•	we deposit, or cause to be deposited with the trustee, in trust an amount of cash or United States government obligations maturing as to principal and interest in such amounts and at such times as are certified to be sufficient to pay principal of and interest on the then outstanding debt securities of such series to maturity or redemption, as the case may be;

•	such deposit will not result in a breach of, or constitute a Default under, the indenture;

•	no Default or Event of Default shall have occurred and be continuing on the date of deposit and no bankruptcy Event of Default or event which with the giving of notice or the lapse of time would become a bankruptcy Event of Default shall have occurred and be continuing on the 91st day after such date;

•	we deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

•	certain other conditions are met.

We shall be released from our obligations with respect to the covenants described under “Covenants” and “Certain Other Covenants” (including covenants described in a prospectus supplement) and any Event of Default occurring because of a default with respect to such covenants as they related to any series of debt securities if:

•	we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations certified to be sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

•	such deposit will not result in a breach of, or constitute a Default under, the indenture;

•	no Default or Event of Default shall have occurred and be continuing on the date of deposit and no bankruptcy Event of Default or event which with the giving of notice or the lapse of time would become a bankruptcy Event of Default shall have occurred and be continuing on the 91st day after such date;

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

•	certain other conditions are met.

Upon satisfaction of such conditions, our obligations under the indenture with respect to the debt securities of such series, other than with respect to the covenants and Events of Default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of such series,

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of such series,

•	rights of holders of debt securities of such series to receive payments of principal thereof and premium, if any, and interest thereon when due,

•	rights, obligations, duties and immunities of the trustee,

•	rights of holders of debt securities of such series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them, and

•	our obligations to maintain an office or agency in respect of the debt securities of such series.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed.

The registered holder of a debt security may be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of such then outstanding debt securities of each series affected by the amendment with each series voting as a separate class and any existing Default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected thereby. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency,

•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation,

•	provide for uncertificated debt securities in addition to certificated debt securities,

•	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect,

•	add to our covenants or take any other action for the benefit of the holders of the debt securities,

•	add a guarantor or remove a guarantor in respect of any series of notes which cease to be liable in respect of its guarantee, or

•	comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act.

Without the consent of each holder of debt securities affected, we may not:

•	reduce the principal amount of debt securities the holders of which must consent to an amendment, supplement or waiver of any provision of the indenture;

•	reduce the rate or extend the time for payment of interest on any debt security;

•	reduce the principal of or change the fixed maturity of any debt securities;

•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

•	make any debt security payable in currency other than that stated in the debt security;

•	modify or change any provision of the indenture affecting the subordination or ranking of any debt security in a manner which adversely affects the holder thereof;

•	impair the right of any holder to institute suit for the enforcement of any payment in or with respect to any such debt security;

•	modify or change any provisions of any guarantee in a manner which adversely affects the holders of any series of notes; or

•	make any change in the foregoing amendment provisions which require each holder’s consent.

The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon appertaining thereto will be replaced by us at the expense of the holder thereof upon surrender of such certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft thereof satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that such certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which such coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of such debt security before a replacement certificate will be issued.

Governing Law

The indenture, the debt securities and any coupons are governed by, and will be construed in accordance with the internal laws of, the State of New York.

Regarding the Trustee

Unless we otherwise identify in the prospectus supplement relating to any series of debt securities, the trustee with respect to such series will be The Bank of New York Mellon Trust Company, N.A. The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the rights of the trustee, should it become a creditor of Lear, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an Event of Default shall occur, and be continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

Description of the Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. You should refer to the provisions of the warrant agreement that will be filed with the Commission in connection with the offering of warrants for the complete terms of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including the following (as applicable):

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and nonassessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise Of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

PLAN OF DISTRIBUTION

The following summary of our plan for distributing the securities offered under this prospectus will be supplemented by a description of our specific plan for each offering in the applicable prospectus supplement.

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to broker-dealers as principals,

•	through underwriting syndicates led by one or more managing underwriters as we may select from time to time,

•	through one or more underwriters acting alone, or

•	through or in connection with the settlement of hedging transactions.

The applicable prospectus supplement will set forth the terms of the offering of the securities, including the following:

•	the name or names of any underwriters;

•	the purchase price and the proceeds we will receive from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities of such series may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices, determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make relating to such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Some or all of the offered securities, other than our common stock, will be a new issue or issues of securities with no established trading market. We expect that any common stock offered by this prospectus will be listed on the New York Stock Exchange (or the then other principal trading market). Unless otherwise indicated in a prospectus supplement, we do not currently intend to list any offered debt securities, preferred stock, depository shares or warrants on any securities exchange. No assurance can be given that the underwriters, dealers or agents, if any, involved in the sale of the offered securities will make a market in such offered securities. Whether or not any of the offered securities are listed on a national securities exchange or the underwriters, dealers or agents, if any, involved in the sale of the offered securities make a market in such offered securities, no assurance can be given as to the liquidity of the trading market for such offered securities.

To facilitate an offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, to cover such over-allotments or short positions, the persons may purchase in the open market or exercise the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities above independent market levels. The persons participating in any offering are not required to engage in these activities, and may end any of these activities at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us and our subsidiaries and affiliates in the ordinary course of business for which they receive customary compensation.

EXPERTS

The consolidated financial statements of Lear Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedules appearing therein), as amended by Form 10-K/A filed on March 3, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by Lear Corporation in connection with the distribution of the securities registered under this Registration Statement.

Securities and Exchange Commission Registration Fee	$19,650
Legal Fees and Expenses	200,000
Accountants’ Fees and Expenses	200,000
Trustee’s Fees and Expenses	45,000
Printing Expenses	25,000
Miscellaneous	50,000

Total	$539,650

Item 15.	Indemnification of Directors and Officers.

Lear Corporation is a Delaware corporation. Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no such person adjudged liable to the corporation shall be entitled to indemnification unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application, that in view of the circumstances of the case, such person is entitled to indemnity. In any type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

Delaware law does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

Lear’s Amended and Restated Certificate of Incorporation and Bylaws require Lear to indemnify its directors and officers to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by Lear with certain of its executive officers and other key employees, Lear must indemnify such officers and employees in the same manner and to the same extent that, Lear is required to indemnify its directors under Lear’s Bylaws. Furthermore, Lear has entered into indemnification agreements with certain of its directors in which Lear agrees to hold harmless and indemnify the director to the fullest extent permitted by Delaware law. Lear’s Amended and Restated Certificate of Incorporation states that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to Lear or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General

Corporation Law (regarding unlawful payment of dividends) or (iv) for any transaction from which the director derived an improper personal benefit.

Lear has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of Lear or its subsidiaries, or that may arise out of their status as directors or officers of Lear or its subsidiaries, including liabilities under the federal and state securities laws.

Item 16.	List of Exhibits.

1	.1*	Form of underwriting agreement.
3.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 1996).
3.2		Certificate of Amendment to Amended and Restated Certificate of Incorporation of Lear Corporation, dated July 17, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 16, 2007).
3.3		By-laws of Lear Corporation, amended as of November 14, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 14, 2007).
4	.1**	Form of Indenture relating to the senior debt securities.
4	.2**	Form of Indenture relating to the subordinated debt securities.
4	.3*	Form of common stock certificate.
4	.4*	Form of warrant agreement.
4	.5*	Form of warrant certificate.
4	.6*	Form of preferred stock certificate.
4	.7*	Form of deposit agreement.
4	.8*	Form of depository receipt.
5	.1**	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.
23	.1**	Consent of Ernst & Young LLP.
23	.2**	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).
24	.1**	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant and subsidiary guarantors (contained on the signature pages hereto).
25	.1**	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.1 hereto.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.

**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 23rd day of December, 2008.

LEAR CORPORATION

By:	/s/ ROBERT E. ROSSITER
Robert E. Rossiter
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel A. Ninivaggi and Terrence B. Larkin, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT E. ROSSITER Robert E. Rossiter	Chairman of the Board of Directors and Chief Executive Officer and President (Principal Executive Officer)	December 23, 2008

/s/ MATTHEW J. SIMONCINI Matthew J. Simoncini	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2008

/s/ DAVID E. FRY Dr. David E. Fry	Director	December 23, 2008

/s/ CONRAD L. MALLETT Conrad L. Mallett, Jr.	Director	December 23, 2008

/s/ LARRY W. MCCURDY Larry W. McCurdy	Director	December 23, 2008

Name	Title	Date

/s/ ROY E. PARROTT Roy E. Parrott	Director	December 23, 2008

/s/ DAVID P. SPALDING David P. Spalding	Director	December 23, 2008

/s/ JAMES A. STERN James A. Stern	Director	December 23, 2008

/s/ HENRY D. G. WALLACE Henry D. G. Wallace	Director	December 23, 2008

/s/ RICHARD F. WALLMAN Richard F. Wallman	Director	December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 23rd day of December, 2008.

LEAR OPERATIONS CORPORATION

By:	/s/ DANIEL A. NINIVAGGI
Daniel A. Ninivaggi
President

POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel A. Ninivaggi and Terrence B. Larkin, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL A. NINIVAGGI Daniel A. Ninivaggi	Director, President and Chief Executive Officer (Principal Executive Officer)	December 23, 2008

/s/ MATTHEW J. SIMONCINI Matthew J. Simoncini	Director and Vice President (Principal Financial and Accounting Officer)	December 23, 2008

/s/ ROBERT E. ROSSITER Robert E. Rossiter	Director	December 23, 2008

/s/ TERRENCE B. LARKIN Terrence B. Larkin	Director, Vice President and Secretary	December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 23rd day of December, 2008.

LEAR SEATING HOLDINGS CORP. #50

By:	/s/ DANIEL A. NINIVAGGI
Daniel A. Ninivaggi
President

POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel A. Ninivaggi and Terrence B. Larkin, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL A. NINIVAGGI Daniel A. Ninivaggi	Director and President (Principal Executive Officer)	December 23, 2008

/s/ MATTHEW J. SIMONCINI Matthew J. Simoncini	Director and Vice President (Principal Financial and Accounting Officer)	December 23, 2008

/s/ TERRENCE B. LARKIN Terrence B. Larkin	Director, Vice President and Secretary	December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 23rd day of December, 2008.

LEAR CORPORATION EEDS AND INTERIORS

By:	/s/ DANIEL A. NINIVAGGI
Daniel A. Ninivaggi
President

POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel A. Ninivaggi and Terrence B. Larkin, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL A. NINIVAGGI Daniel A. Ninivaggi	Director and President (Principal Executive Officer)	December 23, 2008

/s/ MATTHEW J. SIMONCINI Matthew J. Simoncini	Director and Vice President (Principal Financial and Accounting Officer)	December 23, 2008

/s/ TERRENCE B. LARKIN Terrence B. Larkin	Director, Vice President and Secretary	December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 23rd day of December, 2008.

LEAR CORPORATION (GERMANY) LTD.

By:	/s/ DANIEL A. NINIVAGGI
Daniel A. Ninivaggi
President

POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel A. Ninivaggi and Terrence B. Larkin, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL A. NINIVAGGI Daniel A. Ninivaggi	Director and President (Principal Executive Officer)	December 23, 2008

/s/ MATTHEW J. SIMONCINI Matthew J. Simoncini	Director and Vice President (Principal Financial and Accounting Officer)	December 23, 2008

/s/ TERRENCE B. LARKIN Terrence B. Larkin	Director, Vice President and Secretary	December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 23rd day of December, 2008.

LEAR AUTOMOTIVE DEARBORN, INC.

By:	/s/ DANIEL A. NINIVAGGI
Daniel A. Ninivaggi
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL A. NINIVAGGI Daniel A. Ninivaggi	Director and President (Principal Executive Officer)	December 23, 2008

/s/ MATTHEW J. SIMONCINI Matthew J. Simoncini	Director and Vice President (Principal Financial and Accounting Officer)	December 23, 2008

/s/ TERRENCE B. LARKIN Terrence B. Larkin	Director, Vice President and Secretary	December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 23rd day of December, 2008.

LEAR AUTOMOTIVE (EEDS) SPAIN S.L.

By:	/s/ ALEXANDRE BRUE
Alexandre Brue
Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel A. Ninivaggi and Terrence B. Larkin, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALEXANDRE BRUE Alexandre Brue	Director (Principal Executive Officer)	December 23, 2008

/s/ ROBERT C. HOOPER Robert C. Hooper	Director (Principal Financial and Accounting Officer)	December 23, 2008

/s/ DANIEL A. NINIVAGGI Daniel A. Ninivaggi	Authorized United States Representative	December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 23rd day of December, 2008.

LEAR CORPORATION MEXICO, S. de R.L. de C.V.

By:	/s/ JAMES M. BRACKENBURY
James M. Brackenbury
President

POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel A. Ninivaggi and Terrence B. Larkin, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES M. BRACKENBURY James M. Brackenbury	Director and President (Principal Executive Officer)	December 23, 2008

/s/ WILLIAM B. BROCKHAUS William B. Brockhaus	Director (Chief Financial and Accounting Officer)	December 23, 2008

/s/ DANIEL A. NINIVAGGI Daniel A. Ninivaggi	Director and Authorized United States Representative	December 23, 2008